77(Q)1(e):

During the six-month period ended May 31, 2015, The Arbitrage Funds (the “Registrant”) offered the following series and share classes:

Series	Class(es)	Registration Statement
The Arbitrage Tactical Equity Fund	A, C, I & R	Post-Effective Amendment No. 31 (SEC Accession No. 0001398344-14-006547)

Post-Effective Amendment No. 31 include the terms of the respective classes of The Arbitrage Tactical Equity Fund, respectively, and are hereby incorporated by reference as part of the response to Sub-Items 77I, 77Q1(d) and 77Q1(e) of the Registrant’s Form N-SAR.